Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Hartcourt Companies, Inc. (the "Company") on Form 10-Q for the period ended February 28, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Victor Zhou and Rachel Zhang, Chief Executive Officer, and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 18, 2010	By:	/s/ Victor Zhou
Dated: May 18, 2010	By:	Victor Zhou Chief Executive Officer /s/ Rachel Zhang Rachel Zhang Chief Financial Officer